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                                                                Exhibit 99.11


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 14, 2001, on the December 31, 2000 financial statements of Calvert Municipal Fund, Inc. and to all references to our Firm included in or made part of this Post-Effective Amendment No. 19 to the Registration Statement File No. 33-44968.


ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
April 23, 2001